UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2017

Cooper Tire & Rubber Company

(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

Cooper Tire & Rubber Company (the “Company”) held its Annual Meeting of Stockholders on May 5, 2017 (the “Annual Meeting”). The following are the final voting results on proposals considered and voted upon by stockholders at the Annual Meeting, all of which are described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed March 20, 2017.

1.           The following individuals were elected to serve as directors for a term expiring at the next Annual Meeting of Stockholders in 2018. The voting results were as follows:

NOMINEE	VOTES FOR	VOTES WITHHOLD	BROKER NON-VOTES

Thomas P. Capo	43,076,063	540,505	4,800,186

Steven M. Chapman	43,076,176	540,392	4,800,186

Susan F. Davis	43,134,334	482,234	4,800,186

John J. Holland	42,795,339	821,229	4,800,186

Bradley E. Hughes	43,235,162	381,406	4,800,186

Gary S. Michel	43,276,605	339,963	4,800,186

John H. Shuey	42,827,545	789,023	4,800,186

Robert D. Welding	43,110,799	505,769	4,800,186

2.           Ernst & Young LLP was ratified as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
47,460,664	841,552	114,538

3.           The non-binding advisory resolution on the Company’s named executive officer compensation was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
41,493,570	1,850,919	272,079	4,800,186

4.            The Stockholders approved, by a non-binding advisory vote, the holding of an advisory vote on the Company’s named executive officer compensation every year.  The voting results were as follows:

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	VOTES ABSTAINED	BROKER NON-VOTES
38,344,938	46,509	5,121,182	103,939	4,800,186

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	COOPER TIRE & RUBBER COMPANY

	By:	/s/ Jack Jay McCracken
Jack Jay McCracken
Assistant General Counsel and Assistant Secretary